UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2025
Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41236	86-2556699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1150 Willow Road
Northbrook, IL 60062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (847) 480-2323

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PNST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2025, as contemplated by the binding letter of intent, dated March 7, 2025, by and between Pinstripes Holdings, Inc. (the “Company”) and Oaktree Capital Management, L.P., which was filed with the Securities and Exchange Commission as Exhibit 10.1 to Current Report on Form 8-K/A (the “Letter of Intent”) on March 7, 2025, the Board of Directors (the “Board”) of the Company appointed Richard Abbey to serve as the Company’s interim Chief Financial Officer (“interim CFO”), effective immediately. Mr. Abbey, currently serves as a consultant with AP Services, LLC (“APS”), an affiliate of AlixPartners, LLP (together with APS, “AlixPartners”), which provides senior-level financial professionals on an interim basis. On March 11, 2025, the Company entered into an engagement letter with APS, pursuant to which Mr. Abbey will serve as interim CFO, and the Company will pay professional fees of $45,000 per week for such services directly to APS. The Company also entered into an engagement letter with AlixPartners pursuant to which it will pay additional professional fees to AlixPartners. As previously reported on February 28, 2025, the Board appointed Caitlin Schaefer as the Company’s Chief Accounting Officer and she will continue to serve as the Company’s interim principal financial officer and principal accounting officer.
Mr. Abbey holds a Bachelor of Arts in Accounting from Michigan State University and has over 30 years of experience as a chief financial officer, corporate controller, and treasurer, advising companies across various industries, including manufacturing, food distribution, automotive, and service industries. He has spent the last 23 years with AlixPartners where he has held advisory roles and served as an interim chief financial officer for multiple companies across diverse industries. Prior to joining AlixPartners, Mr. Abbey worked at Price Waterhouse LLP before its merger with Coopers & Lybrand, and he spent 11 years as a chief financial officer in the automotive manufacturing sector in the Detroit area.
Except as contemplated by the Letter of Intent, there are no arrangements or understandings between Mr. Abbey and any other person pursuant to which he was selected as interim CFO, no family relationships between Mr. Abbey and any other executive officer or director of the Company, and no related party transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Abbey and the Company. The Company has also entered into an indemnity agreement with Mr. Abbey in connection with his appointment as interim CFO. The indemnity agreement is in substantially the same form as the indemnity agreement for all other officers and directors of the Company, which was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2024, filed with the SEC on June 28, 2024.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinstripes Holdings, Inc.

Dated: March 13, 2025	/s/ Caitlin J. Schaefer
Caitlin J. Schaefer
Chief Accounting Officer